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                                                                    Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Regions Financial Corporation of our report dated June 28, 2004 relating to the financial statements of Union Planters Corporation 401(k) Retirement Savings Plan, which appears in Union Planters Corporation 401(k) Retirement Savings Plan's Annual Report on Form 11-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Memphis, Tennessee
July 9, 2004